EXHIBIT 10.5

ZHENGZHOU SHENYANG SCIENCE & TECHNOLOGY CO., LTD.

Employment Contract

Labor Contract of Company Employees

Party A
Corporation Representative
Company Address
Party B
Identity Card:
Home Address:
Telephone:                                                      Postal Code:

Party B confirms: Party A has accurately informed Party B, and Party B confirms content of work, condition of work, address of work, occupational hazards, labor rewards and the other what Party B has a right to know, Party B has known and read the rules and regulations and labor disciplines of Party A carefully.

Party B promises: Party B provides the studies, certificates, documents and so on are real in work for Party A, if the false information is provided, Party B is willing to assume responsibilities up to Labor Contract is terminated.

According to Labor Law of the People's Republic of China, Labor Contract Law of the People's Republic of China and the relevant laws and regulations, on the basis of equality and voluntariness and reaching unanimity through consultation, regarding related matters on Party A employs Party B to conclude this contract, in order to comply with it commonly.

Chapter 1 Contract Period

Article 1 This contract is contract. (Please select fixed term, non-fixed term)

(1) Fixed term:

The effective period since_____(date)_____(month)____(year) till _____(date)_____(month)____(year).

The probationary period since____(date)_____(month)____(year) to _____(date)_____(month)____(year).

If both parties reach an agreement on the renewal of the contract before one month of the expiry of the contract, the contract can be renewed, without limiting the number of renewals.

(2) Non-fixed term

The effective period since_____(date)_____(month)____(year)

The probationary period since_____(date)_____(month)____(year) to _____(date)_____(month)____(year).

(3) During the probationary period, either party has the right to terminate this labor contract, but it must be notified each other for seven days in advance. If the probationary period is expired, and two parties without objections, Party B becomes the official staff of Party A, and the probationary period should be included in the life of the contract.

Chapter 2 The content and address of work

Article 2 Party B agrees to, according to the requirement of Party A, work in the _______department, engage in__________( type of work). Party B's work and labor ration standards is decided by the Party A, Party A has a right to adjust Party B’s work and labor ration reasonably, according to the requirements.

Article 3 Party B should get the work standards of the Party A’s regulations.

Article 4 Party B’s workplace is

Article 5 Party B agrees: Party A can adjust Party B’s work contents, position and workplace, which based on the performance and ability of Party B, or the company's operating requirements.

Chapter 3 The working time, break time and vacation

Article 6 Party B’s working hours are eight hours per day, and five and a half days per week, working hours shall be executed according to regulations of the company.

Article 7 Party B has the right to enjoy statutory holidays and vacations treatment, which are regulated by Party A. Except special working hours that is executed in accordance with the laws.

Article 8 Party B agrees: Party A may, according to the working requirements, adjust the working hours, including change the beginning and end of the working time of the day, by giving reasonable resting time for employees, require employees to work on statutory holidays and rest days. No special reason, Party B should support and submit to Party A’s arrangement actively, but Party A should control overtime work strictly.

Article 9 Party A is not allowed to violate labor law to extend the working hours of workers. In case get the special requirements need to arrange overtime work, Party A should, according to relevant regulations, pay the compensation to Party B, except the non-payment of law and relevant regulations.

Chapter 4   Labor Rewards

Article 10 Labor rewards (namely salary) for Party B during normal working period consist of basic wages, post wages, allowances and wages for keeping secret. The concrete amount shall be referred to base amount determined on employment table.

Article 11 Party A implements graded wages system in accordance with relevant regulations and enterprise business conditions, determines corresponding salary standard depending on assumed post of Party B and other conditions, and pays the salary through bank payment or cashes payment in the next month.

Article 12 Party A may increase wages in accordance with profits and Party B’s behavior and working performance, if Party B can’t reach required indexes specified by Party A, wages of Party B may not increase.

Article 13 Party A may set up year-end bonus in accordance with enterprise profits, and issue bonus depending on employee’s working performance and term of service.

Article 14 Party A may provide allowances and subsidies for Party B in accordance with state regulations and enterprise conditions.

Article 15 Except for subsidies prescribed by the law, rules and regulations, Party A has no obligation to provide other allowances and subsidies to Party B.

Article 16 The wages paid by Party A include deserved rewards for keeping secret (exact ratio is 15% of wages payment).

Article 17 On the premise of Party B provides normal work, Party A shall pay wages monthly not less than local minimum wage level.

Article 18 Party B agrees Party A to adjust the salary in case following conditions happen:

 (1) The post of duty of Party B is adjusted in accordance with his performance and ability; and

 (2) Labor reward of Party B is adjusted in accordance with bylaws of Party A;

 (3) The post of duty of Party B is adjusted in accordance with bylaws of Party A;

 (4) Party B becomes a shareholder or enjoys the proper equity participation of Party A;

 (5) On condition that Party A’s business condition has vital changes and occurs other impersonal accidents.

Chapter 5 Social Insurance

Article 19 Both parties shall pay the social insurance premiums in accordance with state prescription.

Chapter 6 Labor Protection, Labor Condition & Occupational Hazard Protection

Article 20 Party A shall provide necessary labor conditions and tools for Party A, as well as safe and sanitary working environment that meets state requirements, otherwise Party B has a right to refuse to work or terminate the contract.

Article 21 Party A shall provide labor protection and health care articles for Party B in accordance with working requirements and state prescriptions, give corresponding protection to women staff and workers during menstruation, pregnancy, child birth and baby nursing period. The specific methods shall be executed in accordance with relevant state prescriptions and local standards.

Article 22 During the service period of Party B, Party A must offer such an opportunity for Party B as professional ethics education, operational technical safety production, education of kinds of rules and regulations as well as social legal system education from time to time, and Party B shall actively accept such educations.

Article 23 For the post of duty existing occupational hazard, Party A shall provide occupational hazard protection in accordance with relevant laws of China.

Chapter 7 Labor Discipline

Article 24 Party B has gotten acquainted with and read bylaws and labor disciplines of Party A carefully. Party B commits himself to abide by all bylaws as well as labor disciplines established by Party A strictly.

Article 25 Party A has the right to establish and revise bylaws and labor disciplines in accordance with legal prescriptions.

Article 26 Once Party B breaks the criminal law, be subjected to legal sanctions, or breaches current bylaws of the company, Party A has the right to take disciplinary action against even dismiss him in accordance with relevant prescriptions; any losses caused by breaching rules, such as bad effect on business fame, assets losses, etc, Party A may take one-time punishment measures as the case may be.

Article 27 If Party B engages in embezzlement and takes bribes, neglects duty grossly, engages in malpractice for selfish ends or has other immoralities, which will cause or going to damage personal and property interests greatly, in other cases Party B violates the criminal law or be subjected to legal sanctions, Party A has the right to dismiss Party B’s duty immediately without paying any “contract compensation” and “contract performance bond”. Party B shall bear total compensation responsibility for any losses hereof caused by any embezzlement and bribe, personal security and property benefits damage.

Article 28 Party B shall keep commercial items confidential during engagement and after dismissing in accordance with the Agreement on Secret Information signed by both parties.

Chapter 8 Right and Obligation of Both Parties

Article 29 Party A can properly adjust Party B’s post of duty in accordance with his or her practical working ability and demands of the company.

Article 30 Party A has the right to supervise Party B in accordance with corporate bylaws.

Article 31 Any technological achievements tied to job and relevant intellectual property rights accomplished by Party B during engagement period shall be possessed by Party A, and Party B has the right to obtain certificate of honor and material award.

Article 32 Party A shall provide corresponding professional skill training for Party B, and Party B has a right to enjoy basic working right and relevant personnel treatment prescribed by Party A.

Article 33 Party B enjoys the right to participate relevant business training and make a suggestion on working improvement.

Article 34 Party B has an obligation to protect Party A’s interests, fame and common property, abide by bylaws and labor disciplines prescribed by Party A, and keep Party A’s commercial items confidential.

Chapter 9 Cancellation and Termination of Contract

Article 35 Both parties may terminate their employment contract if they so agree after consultations.

Article 36 Party A may terminate an employment contract by giving Party B himself 30 days’ prior written notice, if:

 (1) After the set period of medical care for an illness or non-work-related injury, Party B can engage neither in his original work nor in other work arranged for him by Party A;

 (2) A major change in the objective circumstances relied upon at the time of conclusion of the employment contract renders it impossible and, after consultations, both parties are unable to reach agreement on amending the employment contract;

 (3) Party B is incompetent and remains incompetent after training or adjustment of his position;

 (4) Any conditions meeting employment contract termination prescribed in Party A’s bylaws occur.

Article 37 If any one of the following circumstances occurs, Party A may reduce the workforce in accordance with specified procedures of employment contract:

 (1) Restructuring pursuant to the Enterprise Bankruptcy Law;

 (2) Serious difficulties in production and/or business operations;

 (3) The enterprise switches production, introduces a major technological innovation or revises its business method, and, after amendment of employment contracts, still needs to reduce its workforce;

 (4) Other major changes in the objective economic circumstances relied upon at the time of conclusion of the employment contracts, rendering them impossible.

Article 38 Party A may dismiss the employment contract anytime if Party B:

 (1) Is proved during the probation period not to satisfy the conditions for employment;

 (2) Materially breaches Party A’s rules and regulations;

 (3) Commits serious dereliction of duty or practices graft, causing substantial damage to Party A;

 (4) Has additionally established an employment relationship with other employing units which materially affects the completion of his tasks with the first-mentioned unit, or he refuses to rectify the matter after the same is brought to his attention by Party A;

 (5) Party B uses such means as deception or coercion, or takes advantage of Party A’s difficulties, to cause Party A to conclude an employment contract, or to make an amendment thereto, that is contrary to that Party A’s true intent; thus causes invalid or partially invalid employment contract;

 (6) Has his criminal liability, rehabilitation through labor and be prosecuted for the criminal responsibility pursued in accordance with the law.

Article 39 Party B may terminate his employment contract if Party A:

 (1) Fails to provide the labor protection or working conditions specified in the employment contract or state policies and regulations;

 (2) Fails to pay labor compensation in full and on time;

 (3) Has rules and regulations that violate laws or regulations, thereby harming Party B’s rights and interests;

 (4) Party A uses such means as deception or coercion, or takes advantage of Party B’s difficulties, to cause Party B to conclude an employment contract, or to make an amendment thereto, that is contrary to that Party B’s true intent; thus causes invalid or partially invalid employment contract;

 (5) If Party A uses violence, threats or unlawful restriction of personal freedom to compel Party B to work, or if Party B is instructed in violation of rules and regulations or peremptorily ordered by Party A to perform dangerous operations which threaten his personal safety, Party B may terminate his employment contract forthwith without giving prior notice to Party A.

Article 40 Party A may not terminate an employment contract if Party B:

 (1) Has been confirmed as having lost or partially lost his capacity to work due to an occupational disease contracted or a work-related injury sustained with the Party B;

 (2) Has contracted an illness or sustained a non-work-related injury, and the set period of medical care therefore has not expired;

 (3) Is a female employee in her pregnancy, child birth and baby nursing period;

 (4) Other circumstances specified in laws or administrative statutes regulations.

Article 41 Generally any of the parties may terminate his employment contract by giving one month prior notice to the other one, otherwise he will pay 2 times’ salaries as compensation money. Employment contract termination procedures will be handled in accordance with legal and relevant enterprise prescriptions.

Article 42 During the contract period, if Party B feels an objection to work by having proper reasons, he can quit the job by informing Party A one month advance in written form, which will be valid after Party A’s approval. If Party B gets expired training, but the work doesn’t reach to specified term, Party B shall pay training fee for Party A. If Party B quits the job without approval of Party A, Party A has the right to request Party B to execute employment contract under the help of governmental labor department, and then compensate economic losses hereof to Party A.

Article 43 During the contract period, by assuming such senior posts in economy, management and finance, if Party B quits the job without any proper reason and Party A’s approval, Party A has the right to request Party B to compensate the indirect or direct economic losses hereof, at least the rest total salaries specified in the contract for contract breaching responsibilities.

Article 44 The employment contract shall terminate if:

 (1) Its term expires;

 (2) Party B has commenced drawing his basic old age insurance pension in accordance with the law;

 (3) Party B dies, or is declared dead or missing by a People’s Court;

 (4) Party A is declared bankrupt;

 (5) Party A has its business license revoked, is ordered to close or is closed down, or Party A decides on early liquidation;

 (6) Other circumstances specified in laws or administrative statutes regulations.

Chapter 10 Responsibility for Breach of Contract

Article 45 Both parties must strictly perform the employment contract, unless some relevant contents can’t be performed after both parties’ negotiation, any of the parties violates the contract shall compensate economic losses hereof depending on degree and responsibilities, compensation amounts shall be determined in accordance with regulations and practical conditions.

Chapter 11 Others

Article 46 This contract is discussed by workers' congress, approved by the Board of Directors, and the final power of interpretation is possessed by the Human Resource Department (or the Office) of Zhengzhou Shenyang Technologies Co., Ltd.;

Article 47 Once the contract is signed, both parties must abide by the contract strictly. Both parties may not change contract contents at his own choice. All disputes caused by this contract shall be settled down through negotiation, if failed, they may submit to local labor dispute arbitration committee;

Article 48 The matters that are not covered by this agreement or not complied with the law of state or local government should be executed in accordance with the law;

Article 49 This contract is executed in duplicates, Party A and Party B each has one and shall be supervised by superior department in charge of Party A and state labor management department.

This contract will take effect immediately as from the signing day!

Party A (Signature)	Party B (Signature)

Date: